GEOLOGICAL REPORT

ON THE

     BELL 1-4 MINERAL CLAIMS
OMINECA MINING DIVISION
BRITISH COLUMBIA, CANADA

FOR

STERLING GROUP VENTURES, INC.
UNIT 35, 12880 RAILWAY AVE.
RICHMOND, BRITISH COLUMBIA
V7E 6G4

BY

     R.T. HEARD, P. ENG.
10881 SUNSHINE COAST HIGHWAY
HALFMOON BAY, BRITISH COLUMBIA
V0N 1Y2

MAY 31, 2002

SUMMARY

              The Bell Property, discovered in 1914, has been sporadically prospected and sampled since that time.

              Recent sampling has verified significant concentrations of precious and base metals outcropping over an aerial extent of 400 meters on strike and 200 meters vertically. This mineralization suggests the possibility that the property could produce economic grades over sizeable widths.

              A three-phase exploration program to evaluate and test this thesis is recommended at a cost of $266,000.

INTRODUCTION

Location and Access

              The property is located approximately 25 miles south west of Telkwa, B.C., at 54º 37' north latitude and 127º 40' west longitude, one-half mile north of Milk Creek, at an approximate median elevation of six thousand feet.

              Access can be obtained by four-wheel drive vehicle from Telkwa along the B.C. Hydro power line access road that extends through Telkwa Pass. The centre of the property lies approximately one mile west of the 25-mile point from Telkwa. Access can also be gained by helicopter from Smithers, B.C., approximately 30 miles.

Mineral Property

              The BELL property consists of four – two post mineral claims. They were staked and recorded April 24, 1998. The registered owner is Angel Jade Mines (Free Miner’s Certificate 13115). Claim details are as shown below.

CLAIM NAME	TENURE NUMBER	DATE OF EXPIRY

Bell 1	362113	April 24, 2004
Bell 2	362114	April 24, 2004
Bell 3	362115	April 24, 2004
Bell 4	362116	April 24, 2004

All recorded on NTS map sheet 093L, 12E

History

              The property was first staked in 1914. The property was restaked in the thirties by Jack Hemelspech, a local prospector, who kept the ground in good standing up to the time of his death in 1974. In 1981 the ground was staked by David Price and examined in detail by Lacana Mining Corporation in September of that year. Lacana does not appear to have optioned the property and Mr. Price allowed it to lapse in 1989.

              In 1989, the property was staked as the Mel claims and in 1998 restaked as the Bell claims by Angel Jade Mines.

              This author performed limited sampling over parts of the property in 1993 and 1997. He visited the property in September 2001 to confirm staking of the Bell claims and verify claim post locations.

GEOLOGY

General Geology

              “The Smithers map – area is underlain by the Lower and Middle Jurassic essentially volcanic Hazelton Group; by the Middle and Upper Jurassic mainly sedimentary Bowser Lake Group; by the Volcanic and sedentary Lower Cretaceous Skeena Group; and, by the Tertiary volcanic Endako and Ootsa Lake Groups. The Early Jurassic Topley Intrusions cut the lower part of the Hazelton Group and a variety of intermediate to acidic plutons of Late Cretaceous to Eocene age intrude most older units throughout the area.

              Structurally the area is dominated by a multitude of steep normal faults. Few contacts between map-units are unfaulted and these are mainly intrusive or contacts between younger map-units. Folding is common only in the few sedimentary units and is spatially and genetically related to the Eocene thrust faults.” (Tipper, 1976)

Local Geology

              The oldest rocks in the area of the project are Hazelton Group volcanics of Middle Jurassic age. The oldest, Telkwa Formation of variegated red, maroon, grey-green breccia, tuff and flows of basaltic to rhyolitic composition are found in fault contact with a red tuff member of the Nilkitwa Formation, a red to brick red, fine-grained tuff and fine breccia.

              Nakina Intrusions of Eocene age are found in outcrop as a small plug in the center of the claim group. These intrusions are composed of quartz monzonite and felsite, in part porphyritic. The normal fault has been traced north – south for 50 miles. This fault, in combinations with the intrusions, was probably the heat source for the mineralizing fluids.

Mineralization

              The mineralization is hosted in quartz veins and altered members of a metasedimentary – volcanoclastic package. Detailed mapping has yet to be carried out on the property. The gold and silver values often occur in association with a sulphide mix of galena, sphalerite, chalcopyrite, pyrite and pyrrhotite.

Sample Results

R. T. Heard & Associates Ltd. – 1997 Assay Results

              During a re-examination of the property in 1997, two trenches were dug along strike from the pit area, chip sampled and analyzed using a 30 element induced coupled plasma (ICP) procedure.

              The ICP analysis is located in the Appendix of this report. A description of sample locations follows:

Sample No.	Description-Location	Sample Length	Assay – Ag grams
119003	Trench 1	0-5 feet	2.3
119004	"	5-10 feet	2.1
119005	"	10-15 feet	7.5
119006	"	15-20 feet	2.6
119007	"	20-25 feet	7.5
119008	"	25-30 feet	17.4
119009	"	30-35 feet	6.0
119010	Trench 2	0-15 feet	20.3

              These results show an elevation of silver and iron values along strike. An electromagnetic survey should be able to map any structures through this area and is therefore recommended.

CONCLUSIONS

              The Bell property contains significant concentrations of precious metals hosted by and adjacent of flat lying quartz veins. These veins outcrop over a vertical distance in excess of 200 meters with strike lengths over 400 meters.

              A three-phase exploration program is proposed, using geological mapping, prospecting, geochemical sampling, electromagnetic survey and diamond drilling to further evaluate this prospect. The estimated cost of the recommended program is $266,000.

RECOMMENDATIONS

              A three-phase exploration program is proposed.

Phase 1.	Establish a base line with 25-meter stations and cross lines run every 50 meters for 100 meters each side of the baseline. Geologically map the grid. Conduct an electromagnetic survey over the grid with readings taken every 25 meters along the lines. Rock and geochemical sample those areas determined by the geological and EM surveys.

	These surveys will require two to three weeks. The estimated cost is as follows:

	Grid materials (pickets, paint, flagging etc.)	500
	Geological and Geochemical supplies	300
	EM Survey (5.2 km x 200/km)	2000
	Wages and fees	10,000
	Camp equipment, operation	2000
	Helicopter costs	10,000
	Diamond drilling, (600 ft x $17/ft)	10,200
	Assaying	1000

	Sub Total	36,000
	Contingencies	5,000

	Cost for Phase 1	$41,000

Phase 2.	Contingent uponfavourable results from Phase 1, a second phase of exploration will be directed towards the continuation of the diamond drilling. It is anticipated that some additional geological mapping, prospecting and some geochemical sampling will take place as the drilling progresses but separate funding for that is not identified here.

	Cost to complete Phase 2 is estimated to be:

	Transportation	3,000
	Wages and fees	13,000
	Camp equipment and operation	16,500
	Helicopter costs	15,000
	Diamond drilling (1500 ft x $17/ft)	25,500
	Assaying	4,500
	Camp cook, Industrial First Aid	5,000
	Field costs, including drill fuel ($5.00/ft.)	7,500

	Subtotal	90,000
	Contingencies	10,000

	Total Costs for Phase 2	100,000

Phase 3.	The third phase of exploration will continue the diamond drill program if results from the phase 2 program remain positive. Cost of the third phase of exploration is estimated to be as follows:

	Wages and fees	15,000
	Camp equipment, operation	20,000
	Helicopter costs	15,000
	Diamond drilling (2000 ft x $17/ft)	34,000
	Assaying and ICP Analyses	11,000
	Camp cook, Industrial First Aid	5,000
	Field costs ($5.00/ft)	10,000

	Subtotal	110,000
	Contingencies	15,000

	Total Costs for Phase 3	125,000

SELECTED REFERENCES

Armstrong, J. E. (1944): Smithers, British Columbia; Geological Survey of Canada, Preliminary Map, Paper 44-23.

Carter, N.C. (1973): Geology of the Northern Babine Lake Area, B.C.; Department of Mines and Petroleum Resources, Preliminary Map No.12.

Carter, N.C. (1974): Geology and Geochronology of Porphyry Copper and Molybdenum Deposits in West – Central British Columbia; University of British Columbia, Phd Thesis.

Gower, S.C. (1982): A Report on the Trenching, Sampling and Related Geological Mapping on the Dome #1 Group Mineral Claims; Assessment Report 10,152.

Jones, R.H.B. (1926): Geology and Ore Deposits of Hudson Bay Mountain, Coast District, British Columbia; Geological Survey of Canada, Summary Report, 1925, Part A.

Kirkham, R.V. (1969): A Mineralogical and Geochemical Study of the Zonal Distribution of Ores in the Hudson Bay Range, British Columbia; University of Wisconsin Doctoral Thesis.

Leach, W.W. (1907A): The Telkwa Mining District, British Columbia; Geological Survey of Canada, Summary Report, 1906.

Leach, W.W. (1907B): Telkwa River and Vicinity; Geological Survey of Canada, Separate Report, 988.

Leach, W.W. (1908): The Bulkley Valley, British Columbia; Geological Survey of Canada, Summary Report,1907.

Leach, W.W. (1909): The Bulkley Valley and Vicinity; Geological Survey of Canada, Summary Report, 1908.

Richards, T.A. (1976): Takla Project; McConnell Creek East – Half Map Area; Geological Survey of Canada, in Report of Activities, Paper 76-1, Part A.

Tipper, H.W. (1971): Smithers Map Area, British Columbia; Geological Survey of Canada, Report of Activities, Paper 71-1, Part A; pages 34-37.

Tipper,H.W. (1976): Smithers Map 93L. Geological Compilation by H.W. Tipper, 1976, Field Work T.A. Richards (1970-71) and H.W. Tipper, Geological Survey of Canada, Open File 351.

Tipper, H.W. and T.A. Richards (in press): Jurassic Stratigraphy and History of North-Central British Columbia; Geological Survey of Canada, Bulletin.

AUTHOR’S QUALIFICATIONS

I, RICHARD T. HEARD, of 10881 Sunshine Coast Highway, Halfmoon Bay, British Columbia, do hereby certify that:

1	.	I am a registered Professional Engineer in good standing in the Association of Professional Engineers and Geoscientists of British Columbia.

2	.	I am a graduate of Haileybury School of Mines, 1958 and of the Montana College of Mineral Science and Technology, Butte, Montana with BSc in Geological Engineering, 1971.

3	.	I have been practising my profession as an Exploration Geologist for more than 40 years and as a Professional Engineer for the past 28 years.

4	.	This report is based on a search of published literature as well as a personal knowledge of the area. I have visited the property on those times listed herein.

5	.
I do not beneficially own, directly or indirectly, any securities of Sterling Group Ventures, Inc. or any affiliate, nor do I expect to receive any interest, direct or indirect in Sterling Group Ventures, Inc. or any of its affiliates.

6	.	I hereby grant my permission for Sterling Group Ventures, Inc. to use this report for any legal purposes normal to the business of Sterling Group Ventures, Inc.

Dated at Vancouver, British Columbia this 31st day of May, 2002.

/s/ R.T. Heard

R.T. Heard, P. Eng.